Exhibit 10.2

ALLONGE TO COMMON STOCK PURCHASE WARRANT

Allonge (this “Allonge”) to that certain Common Stock Purchase Warrant, as amended (as so amended, the “Warrant”), attached hereto as Exhibit 1 from Bionik Laboratories Corp. (the “Company”), and issued to the undersigned (the “Holder”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to those terms in the Warrant.

The Company and Holder agree that the Warrant shall be revised as follows:

1.	Notwithstanding anything to the contrary in the Warrant (including any provision requiring the reservation of sufficient shares to provide for the issuance of Common Stock thereunder), any of the offering documents to which the Warrant was a part (including any subscription agreement and promissory note) or any other document referred to in or contemplated by the Warrant, if and to the extent the Company does not have sufficient authorized but unissued shares of Common Stock to issue to the Holder upon an exercise of the Warrant, the Warrant shall not be exercisable to the extent of such deficiency and the Company shall use its commercially reasonable efforts to seek and obtain requisite consent to (a) effect a reverse stock split of the Company’s Common Stock that allows for the issuance of the shares of Common Stock pursuant to the Warrant without violating the authorized share number of the Company and/or (b) increase the Company’s authorized shares of Common Stock.

Except as expressly reflected herein, the Warrant will remain in full force and effect. This Allonge is intended to be attached to and made a permanent part of the Warrant.

Dated as of the 30th day of March, 2018.

The Company:	BIONIK LABORATORIES CORP.

	By:	/s/ Eric Dusseux
	Name:	Eric Dusseux
	Title:	CEO

Holder:

	By:	/s/
Name:
Title: